Exhibit No. 10.1

Execution Version

THIRD OMNIBUS AMENDMENT AGREEMENT

THIS THIRD OMNIBUS AMENDMENT AGREEMENT (this “Amendment”), dated as of March 28, 2013, is entered into by and among ARMSTRONG RECEIVABLES COMPANY, LLC, a Delaware limited liability company, as Seller (the “Seller”), ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation (the “Company”), individually and as Servicer (“Armstrong”), ARMSTRONG HARDWOOD FLOORING COMPANY, a Tennessee corporation ((“AHFC”), and, together with Armstrong, the “Originators”, and each an “Originator”), THE BANK OF NOVA SCOTIA, as Administrative Agent, Related Committed Purchaser and LC Bank (“Scotiabank”, or, as applicable, the “Administrative Agent”, the “Related Committed Purchaser” or the “LC Bank”) and LIBERTY STREET FUNDING LLC, a Delaware limited liability company, as Conduit Purchaser (the “Conduit Purchaser”).

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Receivables Purchase Agreement (defined below), or, if not defined therein, in the Purchase and Sale Agreement (defined below).

BACKGROUND RECITALS

A. The Seller, the Servicer and the Originators are party to that certain Purchase and Sale Agreement dated as of December 10, 2010, as amended by that certain Omnibus Amendment dated as of August 1, 2011 and that certain Second Omnibus Amendment dated as of December 21, 2011 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Purchase and Sale Agreement”);

B. The Seller, the Servicer, the Conduit Purchaser and Scotiabank are party to that certain Receivables Purchase Agreement dated as of December 10, 2010, as amended by that certain Omnibus Amendment dated as of August 1, 2011 and that certain Second Omnibus Amendment dated as of December 21, 2011 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Receivables Purchase Agreement” and, together with the Purchase and Sale Agreement, the “Facility Documents”);

C. Pursuant to Section 10.1 of the Purchase and Sale Agreement and Section 6.1 of the Receivables Purchase Agreement, the parties hereto have agreed to amend the Facility Documents as described herein;

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Amendments to the Receivables Purchase Agreement. As of the date hereof, subject to the satisfaction of the condition precedents set forth in Section 3 hereof:

(a) The definition of “Foreign Obligor” is hereby included in Exhibit I of the Receivables Purchase Agreement as follows:

“Foreign Obligor” means, at any time, an Obligor whose address to which invoices in respect of Receivables are sent is located in a country other than the United States of America.

(b) The definition of “Purchase Limit” in Exhibit I of the Receivables Purchase Agreement is hereby amended by replacing “$100,000,000” therein with “$75,000,000”.

(c) The definition of “Scheduled Commitment Termination Date” in Exhibit I of the Receivables Purchase Agreement is hereby amended by replacing “December 21, 2014” therein with “March 28, 2016”.

(d) The following definitions in Exhibit I of the Receivables Purchase Agreement are hereby amended and restated in its entirety as follows:

“Concentration Limit” shall mean

(x) with respect to the Receivables, for Receivables that have a stated maturity that is more than 60 days but not greater than 120 days, 20%;

(y) with respect to all Foreign Obligors, taken as a whole, (i) at times when the long term, unsecured and non credit-enhanced indebtedness of Armstrong is rated at least (i) “B+” by Standard & Poor’s and (ii) “B1” by Moody’s, 5%; and (ii) at all other times, 0%;

(z) with respect to each Obligor:

(a) (i) for any Group A Obligor, 20%, (ii) for any Group B Obligor, 10%, (iii) for any Group C Obligor, 6.7% and (iv) for any Group D Obligor, 4%; and

(b) notwithstanding that an Obligor may fall within one of the categories set forth in paragraph (a) above, such other amount for any Obligor as set forth on Schedule V hereto;

provided, that the Concentration Limit for any Obligor may be modified with the prior written consent of the Administrative Agent; provided, further, that the Administrative Agent, in its sole discretion, may modify or revoke the Special Concentration Limit for any Obligor as set forth on Schedule V hereto upon delivery of notice to Armstrong at least ten Business Days prior to the effective date of such modification or revocation.

“Eligible Obligor” means, at any time, an Obligor that is:

(a) not the subject of or a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding,

(b) not a Governmental Authority,

(c) not an Affiliate of any Originator, the Seller or the Servicer (or any of their respective Affiliates), and

(d) not a Cross-Aged Obligor.

“Excess Concentration Amount” means, as of any date of determination (and without duplication if a Receivable falls into more than one of the following categories), the sum of:

(a) the Excess Concentration Individual Amounts for each of the Obligors; plus

(b) the amount, if any, by which the aggregate Outstanding Balance of the Eligible Receivables related to all Foreign Obligors exceeds the applicable Concentration Limit for all Foreign Obligors which is then in effect of the aggregate Outstanding Balance of Eligible Receivables then in the Receivables Pool; plus

(c) the amount, if any, by which the aggregate Outstanding Balance of the Eligible Receivables that have a stated maturity that is more than 60 days but not greater than 120 days exceeds 20% of the aggregate Outstanding Balance of Eligible Receivables then in the Receivables Pool.

(e) Schedules V and VI of the Receivables Purchase Agreement are amended and restated in their entirety and replaced with Schedule V and Schedule VI respectively hereto.

SECTION 2. Representations and Warranties. Each of the Seller, the Servicer and each Originator hereby represents and warrants to each of the other parties hereto that, as to itself:

(a) (i) It has all necessary corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Facility Documents, as amended hereby and by other amendments and the other Transaction Documents, (ii) the execution and delivery of this Amendment and the performance of its obligations under the Facility Documents, as amended hereby and the other Transaction Documents has been duly authorized by all necessary corporate action on its part and (iii) this Amendment and its obligations under the Facility Documents, as amended hereby, and the other Transaction Documents constitute its legal, valid and binding obligations, enforceable against it in accordance with the terms thereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(b) On the date hereof, before and after giving effect to this Amendment, no Termination Event or Incipient Termination Event has occurred and is continuing.

SECTION 3. Condition Precedent. This Amendment shall become effective and be deemed effective, as of the date first above written, upon receipt by the Administrative Agent of the following:

(a) Duly executed counterparts of this Amendment from each of the parties hereto;

(b) The fee letter dated on or about March 28, 2013 by and among the Seller, Armstrong and the Administrative Agent; and

(c) Opinions of Armstrong’s and AHFC’s in-house counsel with respect to this Amendment and the other documents executed and delivered as of the date hereof, in form and substance satisfactory to the Administrative Agent.

SECTION 4. Reference to and Effect on the Facility Documents.

(a) Upon the effectiveness of this Amendment, (i) each reference in any Facility Document to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to such Facility Document as amended or otherwise modified hereby, and (ii) each reference to any Facility Document in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to such Facility Document as amended or otherwise modified hereby.

(b) Except as specifically amended, terminated or otherwise modified above, the terms and conditions of each of the Facility Documents, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under either Facility Document or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 8. Fees and Expenses. Seller hereby confirms its agreement to pay on demand all reasonable, properly documented costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of outside legal counsel to the Administrative Agent with respect thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

ARMSTRONG RECEIVABLES COMPANY, LLC

By:
Name: Mark A. Telymonde
Title: Assistant Treasurer

ARMSTRONG WORLD INDUSTRIES, INC.

By:
Name: Thomas J. Waters
Title: Vice President and Treasurer

ARMSTRONG HARDWOOD FLOORING COMPANY

By:
Name: Thomas J. Waters
Title: Treasurer

Signature Page to Third Omnibus Amendment

THE BANK OF NOVA SCOTIA, as Administrative Agent, Related Committed Purchaser and LC Bank

By:
Name: Paula Czach
Title: Managing Director

LIBERTY STREET FUNDING LLC, as Conduit Purchaser

By:
Name:
Title:

Signature Page to Third Omnibus Amendment

SCHEDULE V

SPECIAL CONCENTRATION LIMITS

Obligor	Special Concentration Limit
Lowe’s Corporation

If Lowe’s Corporation has:

(1) (x) a short-term rating of at least (a) “A-1” by Standard & Poor’s and (b) “P-1” by Moody’s, and (y) a long-term rating of at least (a) “A” by Standard & Poor’s and (b) “A1” by Moody’s, 25% of the aggregate Outstanding Balance of Eligible Receivables;

or

(2) (x) a short-term rating of at least (a) “A-2” by Standard & Poor’s and (b) “P-2” by Moody’s, and (y) a long-term rating of at least (a) “BBB+” by Standard & Poor’s and (b) “Baa1” by Moody’s, and (z) does not meet the criteria set forth in clause (1) above, 20% of the aggregate Outstanding Balance of Eligible Receivables

The Home Depot, Inc.	If The Home Depot, Inc. has (x) a short-term rating of at least (a) “A-2” by Standard & Poor’s and (b) “P-2” by Moody’s, and (y) a long-term rating of at least (a) “BBB+” by Standard & Poor’s and (b) “Baa1” by Moody’s, 15% of the aggregate Outstanding Balance of Eligible Receivables

Schedule V-1

SCHEDULE VI

COMMITMENTS

Capacity	Name	Commitment
Conduit Purchaser	Liberty Street Funding LLC	N/A
Related Committed Purchaser	The Bank of Nova Scotia	$75,000,000

Schedule VI-1